                                                                     EXHIBIT 2.2

                     AMENDMENT TO STOCK PURCHASE AGREEMENT

                  THIS AMENDMENT TO STOCK PURCHASE AGREEMENT ("AMENDMENT"), dated as of December 28, 2001, by and among INSURANCE MANAGEMENT SOLUTIONS GROUP, INC., a Florida corporation ("SELLER"); GEOTRAC HOLDINGS, INC., a Delaware corporation ("BUYER"); BANKERS INSURANCE GROUP, INC.., a Florida corporation, DANIEL J. WHITE, an individual resident of the State of Ohio, and DANIEL J. WHITE TRUST (under Declaration of Trust dated May 7, 1998) and SANDRA
A. WHITE TRUST (under Declaration of Trust dated May 7, 1998) (each a "White Trust" and, collectively with Daniel J. White, the "WHITES"); and GEOTRAC OF AMERICA, INC., a Florida corporation (the "COMPANY").

                  WHEREAS, each of the parties to this Amendment is a party to a Stock Purchase Agreement, dated as of September 20, 2001 (the "Stock Purchase Agreement"), and capitalized terms not otherwise defined herein shall have the meanings given to them in the Stock Purchase Agreement; and

                  WHEREAS, the parties to this Amendment desire to amend the Stock Purchase Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and of the respective agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       Notwithstanding anything to the contrary contained in Section
7.1 of the Stock Purchase Agreement, at Closing the parties will mutually estimate the amounts owing as of the Closing Date pursuant to Related Party Agreements (the "ESTIMATED RELATED PARTY AMOUNTS") and, if any Estimated Related Party Amounts are owing by the Company to Seller or any Related Party such Estimated Related Party Amounts will be offset against the amounts owing as of the Closing by Seller or any Related Party to Company and the Company shall pay the balance owing, if any, in cash, at the Closing. If after offsetting the amounts owed by Seller or a Related Party to the Company against the Estimated Related Party Amounts owed by the Company to Seller or any Related Party, there still remains an amount owing to the Company by Seller or such Related Party, then Seller shall pay, or cause to be paid, such additional amount to Company at Closing.

         2. Within forty-five (45) days following the Closing, Seller and Buyer shall meet and in good faith mutually determine the amounts actually owing pursuant to the Related Party Agreements as of the Closing Date, giving effect to payments made pursuant to Section 1 of this Amendment (the "ACTUAL RELATED PARTY AMOUNTS"). If Buyer and Seller are unable to agree in writing upon the Actual Related Party Amounts within forty-five (45) days following the Closing Date, then the Actual Related Party Amounts shall be determined by the Independent Accounting Firm selected as set forth in Section 8.4 of the Stock Purchase Agreement, which shall be instructed to use every reasonable effort to make such determination within fifteen (15) days of submission thereto and, in any event, as soon as practicable after such submission. The determination of the Actual Related Party Amounts by the Independent Accounting Firm shall be final and binding. Upon a final determination of the Actual Related Party Amounts, they shall be netted against each other and the resulting amount paid to the Company, or to the Seller and/or a Related Party, as appropriate. The fees and expenses for the services of the Independent Accounting Firm shall be paid one-half by the Seller and one-half by the Company and/or Buyer.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Amendment on the day and year first above written.



                                             SELLER:

                                             INSURANCE MANAGEMENT SOLUTIONS
                                             GROUP, INC.

                                             By:   /s/ David M. Howard
                                                -------------------------------
                                             Name: David M. Howard
                                                  -----------------------------
                                             Title: President/CEO
                                                   ----------------------------


                                             BUYER:

                                             GEOTRAC HOLDINGS, INC.

                                             By:   /s/ Daniel J. White
                                                -------------------------------
                                             Name: Daniel J. White
                                                  -----------------------------
                                             Title:   President
                                                   ----------------------------


                                             BANKERS INSURANCE GROUP, INC.,

                                             By:  /s/ G. Kristin Delano
                                                -------------------------------
                                             Printed Name:  G. Kristin Delano
                                                          ---------------------
                                             Its:  Secretary
                                                 ------------------------------


                                             WHITES:

                                             /s/ Daniel J. White
                                             ----------------------------------
                                             Daniel J. White, Individually


                                             DANIEL J. WHITE TRUST
                                             (under Declaration of Trust
                                             dated May 7, 1998)

                                             By:  /s/ Daniel J. White
                                                -------------------------------
                                                Daniel J. White, Sole Trustee


                                             SANDRA A. WHITE TRUST
                                             (under Declaration of Trust
                                             dated May 7, 1998)

                                             By:  /s/ Sandra A. White
                                                -------------------------------
                                                Sandra A. White, Sole Trustee


                                       2
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                                             COMPANY:


                                             GEOTRAC OF AMERICA, INC.

                                             By:  /s/ Daniel J. White
                                                -------------------------------
                                             Name: Daniel J. White
                                                  -----------------------------
                                             Title:   President
                                                   ----------------------------


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